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                                                                       Exhibit 5


                           [LETTERHEAD OF LATHAM & WATKINS]



                                    March 10, 1998



RELTEC Corporation
5900 Landerbrook Drive, Suite 300
Cleveland, Ohio 44124-4019

     Re: Registration Statement on Form S-1 (File No. 333-44277) of RELTEC Corporation, Relating to 6,325,000 Shares of Common Stock
          ----------------------------------------------------------------

Ladies and Gentlemen:

          In connection with the registration by RELTEC Corporation, a Delaware Corporation (the "Company"), of 6,325,000 shares of common stock, par value $0.01 per share (the "Shares"), under the Securities Act of 1933, as amended (the "Act"), on Form S-1 (File No. 333-44277) filed with the Securities and Exchange Commission (the "Commission") on January 14, 1998, as amended by Amendment No. 1 filed with the Commission on February 5, 1998, Amendment No. 2 filed with the Commission on February 25, 1998 and Amendment No. 3 filed with the Commission on March 11, 1998 (collectively, the "Registration Statement"), you have requested our opinion with respect to the matters set forth below.

          In our capacity as your counsel in connection with such registration, we are familiar with the proceedings taken by the Company in connection with the authorization, issuance and sale of the Shares. In addition, we have made such legal and factual examinations and inquiries, including an examination of originals or copies certified or otherwise identified to our satisfaction of such documents, corporate records and instruments, as we have deemed necessary or appropriate for purposes of this opinion.


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RELTEC Corporation
March 10, 1998
Page 2


          In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity to authentic original documents of all documents submitted to us as copies.

          We are opining herein as to the effect on the subject transaction only of the federal laws of the United States, the internal laws of the State of New York and the General Corporation Law of the State of Delaware, and we express no opinion with respect to the applicability thereto, or the effect thereon, of the laws of any other jurisdiction or, in the case of Delaware, any other laws, or as to any matters of municipal law or the laws of any local agencies within any state.

          Subject to the foregoing, it is our opinion that each of the Shares has been duly authorized and, upon issuance, delivery and payment therefor in the manner contemplated by the Registration Statement, will be validly issued, fully paid and non-assessable.

          We consent to your filing this opinion as an exhibit to the Registration Statement and to the reference to our firm contained under the heading "Legal Matters."



                                   Very truly yours,

                                   /s/ LATHAM & WATKINS

                                   LATHAM & WATKINS